EXHIBIT 99.1

February 23, 2010

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Re: eluxuryhouse, Inc. (''the Company")

File Reference No. 333-140710

On February 23, 2010 we were informed by the Company that they had filed their Form 10-Q for the three and six months ended December 31, 2009. This filing was made without our review of the financial statements contained in the report. On the same date, we notified the Company that disclosure should be made of the fact that we had not reviewed the interim financial statements contained in that Form 10-Q, and that reliance should not be made on those financial statements due to the lack of such review.

The Company provided us with a copy of their Current Report on Form 8-K containing disclosure under Item 4.02. We have read the Company's statements included in Item 4.02 of the Form 8-K regarding this event and we agree with such statements.

Berman & Company, P.A.

/s/ Berman & Company, P.A.

Boca Raton, Florida

February 23, 2010